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                                                                     EXHIBIT 23



                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-93542, 333-2824 and 333-33207) pertaining to the 1995 Employee
Stock Incentive Plan, the 1995 Stock Option Plan for Outside Directors, and the Employee Stock Purchase Plan of ENVOY Corporation of our report dated March 5, 1998, with respect to the consolidated financial statements and schedule of ENVOY Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                   ERNST & YOUNG LLP


Nashville, Tennessee
March 5, 1998